Exhibit 99.2

Q3 2010 Highlights Earnings Conference Call 10/25/10

Introduction: Deb Wasser, SVP, Investor Relations

Safe Harbor Statement To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These items include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10-K and 10-Q filings available on www.veeco.com Note: All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010.

John Peeler, CEO

Q3 2010 – Record Performance Across the Board Revenue increased 25% from Q2 ’10 and was up 270% from prior year GAAP EPS was $2.16 and non-GAAP EPS was $1.46 – record levels and ahead of guidance Gross margins 49% up 4 points sequentially * See reconciliation to GAAP at end of Presentation $ Millions $277.1 $95.5 $91.1 $0.0 $6.7 $74.7 $0 $50 $100 $150 $200 $250 $300 Revenue ($M) EBITA ($M)* Net Income ($M) Q3 '10 Q3 '09

Q3’10 Revenue Performance by Segment LED & Solar $243M Up 31% sequentially and over 350% year-over-year MOCVD Revenues $236M, shipped record level of systems >100 systems Data Storage $34M Down slightly sequentially but up 59% year-over-year EBITA improved year-over-year in both of our businesses $243M $34M Total: $277M $243M $34M 88% 12% LED & Solar Data Storage

Q3’10 Bookings Performance by Segment LED & Solar $243M Primarily MOCVD systems Down 7% sequentially but up 36% year over year Data Storage $35M Down 30% sequentially but up over 100% year over year B to B = 1.00; Backlog $569M $243M $35M Total: $278M $243M $35M 87% 13% LED & Solar Data Storage

Q3 2010 Bookings Highlights

- LED & Solar - $243M mostly MOCVD
  - 15 customers placed MOCVD orders
    - China strength continues – Elec-Tech, Sanan, Tsinghua Tongfang and others
    - Additional penetration in Taiwan – Epistar, Arima, GPI and Lextar
  - TurboDisc K465i continues to win business as best performing, lowest cost of ownership system in production today



Veeco
TurboDisc

Veeco TurboDisc K465i

- Data Storage - $35M
  - Veeco winning in the market for HAMR technology investments: new products for Ru-CVD, DLC-X and PVD see excellent customer adoption
  - Veeco continues to be selected for 8" wafer program expansions at key customers



Veeco PVD-HR

8

Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco’s Broad-Based Investment in Asia – Infrastructure, Equipment and People 10/14/10: Veeco announces >$25M investment to help ensure customers’ successful LED industry ramp Three new state-of-the-art facilities Expansion to include ~50 new process applications and technical support personnel LED focused today... leveraged to other Clean-Tech markets in future Goal: Bring Process Support, Training and Know-How Directly to our Customers – “Go Faster to Lighting”

Additional Financial Highlights Dave Glass, CFO

P&L Highlights 49.9 0.0 91.1 GAAP Net Income 63.6 6.7 95.5 EBITA 59.8 2.5 91.6 Operating Income 44.6% 40.9% 48.9% Gross Margin 98.8 30.5 135.5 Gross Profit $221.4 $74.7 $277.1 Revenues Q2’10 Q3’09 Q3’10 ($M except GM) See reconciliation to GAAP at end of presentation

Q3 ‘10 Segment Performance (10%) (30%) (7%) Change 63.6 95.5 25% 221.4 277.1 310.5 278.2 Total Veeco (3.4) (5.7) Unallocated Corporate 9.6 9.4 (3%) 35.7 34.5 50.0 35.0 Data Storage EBITA Revenue Bookings $260.4 Q2’10 $242.6 Q3’10 $185.6 Q2’10 31% Change $91.8 Q3’10 $57.4 $243.2 LED & Solar Q2’10 Q3’10 $M

Veeco Balance Sheet Performance 538.3 103.3 943.7 45.5 528.2 $466.8* 09/30/2010 06/30/2010 472.0 Shareholder’s Equity 102.6 Long-term Debt (including current portion) 806.4 Total Assets 45.7 Fixed Assets, Net 456.8 Working Capital $414.8 Cash & Short-term Investments ($M) * Includes restricted cash of $31.6M at 9/30/10. Cash and short-term investments grew $52M since end of Q2 Accounts receivable of $130M increased $12M since end of Q2 Inventory Turns at 7.0 times Capex about $2M primarily for R&D lab tools Stock buy-back of $32M (929,000 shares)

Strong Cash Generation Provides Company with Operational & Strategic Flexibility *Excluding stock buyback. Includes Metrology sale in Q4’10 and restricted cash of $31.6M at 9/30/10 and $54.6M at 12/31/10. >$700M* $467M $415M $345M $0 $100 $200 $300 $400 $500 $600 $700 $800 3/31/2010 6/30/2010 9/30/2010 12/31/2010F Cash/ST Invest End of Period

Q4 2010 Business Conditions and Outlook Veeco begins fourth quarter with backlog of $569M Bookings: Expected to be equal to or better than Q3 2010 LED & Solar: Strong quoting activity continues particularly in China and Taiwan: anticipate another strong quarter Data Storage: Overall market conditions remain healthy as customers continue technology investments Revenues: Guidance range - $285-320M Several LED customers in Korea and Taiwan have recently rescheduled tool shipments from Q4 into Q1 Current Q4 revenue plan includes a significant amount of large multi-tool shipments to key Chinese customers – many building or expanding facilities Revenue timing could be shifted into Q1 due to customer facility readiness

Veeco Top Line Growth and OPEX Management Drives Record Profitability 35% $43M (15%) 49% $277M Q3 ’10 34-36% $47-50M (16-17%) 50-51% $285-320M Q4 ’10F 29% $38M (17%) 45% $221M Q2’10 21% 18% EBITA% $31M (23%) $34M (29%) Operating Spending 42% 45% GM $135M $119M Revenue Q1’10 Q4’09 See reconciliation to GAAP at end of presentation Q3’10 Operating expenses grow in absolute $ but decline as percent of sales; achieved record EBITA profit of 35%

Q4 2010 Guidance Revenue $285-320M GAAP EPS $1.96-2.35 per share Non-GAAP EPS $1.46-1.74 per share (utilizing 35% tax rate) Note: Share Count 43 Million

LED Lighting: Difficult to Forecast Timing, but Large Size is Undisputable

- LED benefits versus other forms of lighting (energy efficiency, "green," high performance, long life) are real
- LED industry continues on pace to deliver 35% per year increase of light output (lumens/watt) with 20% per year cost reduction ($/lumen)... *MOCVD plays critical role*
- Roadmap exists to a $5 LED light bulb
- Lighting is an elastic market:
  - 45 billion potential sockets in 2015
  - Philips and GE estimate 50% (2015) and 75% (2020) of their light sales will be LEDs
- Massive market with 1-2% current penetration makes sizing a challenge



HOME DEPOT: EcoSmart LED A19 40 Watt Equivalent Light Bulb, $18.47/EA-Each


PHILIPS
DecoLED

HOME DEPOT: Philips 3 Watt Deco LED Blunt Tip Candle, Warm White, $15.97/EA-Each

LED Lighting Adoption Will Require Thousands of MOCVD Tools in the Next Few Years

Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.
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Beyond Q4 – Into 2011 We will enter 2011 with a large backlog and currently expect 1H11 revenues to remain strong and well above 1H10 LED: Difficult to predict orders for 1H 2011 with many moving pieces Korean customer tool digestion – how long will it last? Customers are committed to full penetration of LEDs into TVs in next two years Veeco continues to penetrate important accounts and is “in the game” for many large deals Veeco increasing investments in R&D and Asia customer support Solar: Quoting activity picking up for CIGS deposition systems as we make progress advancing these tools’ process capabilities for high efficiency, low cost solar cells Data Storage: 2011 should be another revenue growth year Veeco’s goal to achieve over $1B revenue in 2011

Q&A Session

Back-Up

Income Statement

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,	
	2010	2009	2010	2009
Net sales	$ 277,094	$ 74,688	$ 633,233	$ 163,270
Cost of sales	141,612	44,141	342,210	105,566
Gross profit	135,482	30,547	291,023	57,704
Operating expenses (income):				
Selling, general and administrative	24,565	15,631	62,852	41,926
Research and development	18,306	10,662	47,861	29,327
Amortization	1,237	1,270	3,711	3,775
Restructuring	-	781	(179)	4,770
Asset impairment	-	-	-	304
Other, net	(275)	(307)	75	368
Total operating expenses	43,833	28,037	114,320	80,470
Operating income (loss)	91,649	2,510	176,703	(22,766)
Interest expense, net	1,637	1,656	5,181	5,063
Income (loss) from continuing operations before income taxes	90,012	854	171,522	(27,829)
Income tax (benefit) provision	(1,092)	823	7,663	2,379
Income (loss) from continuing operations	91,104	31	163,859	(30,208)
Discontinued operations:				
(Loss) income from discontinued operations before income taxes	(4,311)	978	3,546	(5,206)
Income tax provision (benefit)	630	(261)	2,805	(1,037)
(Loss) income from discontinued operations	(4,941)	1,239	741	(4,169)
Net income (loss)	86,163	1,270	164,600	(34,377)
Net loss attributable to noncontrolling interest	-	-	-	(65)
Net income (loss) attributable to Veeco	$ 86,163	$ 1,270	$ 164,600	$ (34,312)
Income (loss) per common share attributable to Veeco:				
Basic:				
Continuing operations	$ 2.28	$ -	$ 4.15	$ (0.96)
Discontinued operations	(0.12)	0.04	0.02	(0.13)
Income (loss)	$ 2.16	$ 0.04	$ 4.17	$ (1.09)
Diluted :				
Continuing operations	$ 2.16	$ -	$ 3.89	$ (0.96)
Discontinued operations	(0.12)	0.04	0.02	(0.13)
Income (loss)	$ 2.04	$ 0.04	$ 3.91	$ (1.09)
Weighted average shares outstanding:				
Basic	39,946	31,608	39,508	31,540
Diluted	42,258	32,375	42,175	31,540

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Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco

Balance Sheet $ 605,372 $ 943,696 Total liabilities and equity 359,059 538,272 Equity 107,195 106,397 Total non-current liabilities 1,192 315 Other liabilities 100,964 103,063 Long-term debt 5,039 3,019 Deferred income taxes 139,118 299,027 Total current liabilities 212 225 Current portion of long-term debt 10,824 12,000 Liabilities of discontinued segment held for sale 829 44,034 Income taxes payable 2,520 5,853 Deferred profit 99,823 192,122 Accrued expenses and other current liabilities $ 24,910 $ 44,793 Accounts payable Current liabilities: LIABILITIES AND EQUITY $ 605,372 $ 943,696 Total assets 30,028 - Assets of discontinued segment held for sale 22,199 18,959 Other assets, net 52,003 52,003 Goodwill 44,707 45,490 Property, plant and equipment, net 456,435 827,244 Total current assets 3,105 38,892 Deferred income taxes 40,058 80,252 Assets of discontinued segment held for sale 6,419 31,146 Prepaid expenses and other current assets 55,807 80,544 Inventories, net 67,546 129,574 Accounts receivable, net - 31,581 Restricted cash 135,000 157,111 Short-term investments $ 148,500 $ 278,144 Cash and cash equivalents Current assets: ASSETS (Unaudited) 2009 2010 December 31, September 30, (In thousands) Condensed Consolidated Balance Sheets Veeco Instruments Inc. and Subsidiaries

Reconciliation

Veeco Instruments Inc. and Subsidiaries
Reconciliation of operating income (loss) to earnings (loss) from continuing operations excluding certain items
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,	
	2010	2009	2010	2009
Operating income (loss)	$ 91,649	$ 2,510	$ 176,703	$ (22,766)
Adjustments:				
Amortization	1,237	1,270	3,711	3,775
Equity-based compensation	2,614	2,110	7,003	5,106
Restructuring	-	781 (2)	(179) (1)	4,770 (2)
Asset impairment	-	-	-	304 (3)
Inventory write-off	-	-	-	1,526 (4)
Earnings (loss) from continuing operations before interest, income taxes and amortization excluding certain items ("EBITA")	95,500	6,671	187,238	(7,285)
Interest expense, net	1,637	1,656	5,181	5,063
Adjustment to add back non-cash portion of interest expense	(850) (5)	(714) (5)	(2,351) (5)	(2,114) (5)
Earnings (loss) excluding certain items from continuing operations before income taxes	94,713	5,729	184,408	(10,234)
Income tax provision (benefit) at 35%	33,150	2,005	64,543	(3,582)
Earnings (loss) from continuing operations excluding certain items	61,563	3,724	119,865	(6,652)
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	-	-	-	(42)
Earnings (loss) from continuing operations excluding certain items attributable to Veeco	$ 61,563	$ 3,724	$ 119,865	$ (6,610)
Earnings (loss) from continuing operations excluding certain items per diluted share attributable to Veeco	$ 1.46	$ 0.12	$ 2.84	$ (0.21)
Diluted weighted average shares outstanding	42,258	32,375	42,175	31,540

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.
(2) During the nine months ended September 30, 2009, we recorded a restructuring charge of $4.8 million,($3.5 million for personnel severance costs and $1.3 million related to lease and other charges associated with vacating two facilities in our Data Storage segment) of which $0.8 million was incurred during the third quarter (consisting primarily of personnel severance costs and related charges).
(3) During the second quarter of 2009, we recorded a $0.3 million asset impairment charge in our Data Storage segment for assets no longer being utilized.
(4) During the first quarter of 2009, we recorded a $1.5 million inventory write-off in our Data Storage segment associated with the discontinuance of certain products. This was included in cost of sales in the GAAP income statement.
(5) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

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Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco

Guidance NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. (1) Adjustment to exclude non-cash interest expense on convertible subordinated notes. 43,000 43,000 Diluted weighted average shares outstanding $ 1.74 $ 1.46 Earnings from continuing operations per diluted share excluding certain items $ 74,653 $ 62,953 Earnings from continuing operations excluding certain items 40,198 33,898 Income tax provision at 35% 114,851 96,851 Earnings from continuing operations excluding certain items before income taxes (1) (788) (1) (788) Adjustment to add back non-cash portion of interest expense 1,637 1,637 Interest expense, net 115,700 97,700 amortization excluding certain items ("EBITA") Earnings from continuing operations before interest, income taxes and 2,643 2,643 Equity-based compensation 1,238 1,238 Amortization Adjustments: $ 111,819 $ 93,819 Operating income HIGH LOW months ending December 31, 2010 Guidance for the three (Unaudited) (In thousands, except per share data) Reconciliation of operating income to earnings from continuing operations excluding certain items Veeco Instruments Inc. and Subsidiaries

Segment Info

Veeco Instruments Inc. and Subsidiaries
Segment Bookings, Revenues, and Reconciliation
of Operating income (loss) to EBITA (loss)**
(In thousands)
(Unaudited)

	Three months ended September 30, 2010	Three months ended September 30, 2009	Nine months ended September 30, 2010	Nine months ended September 30, 2009
LED & Solar				
Bookings	$ 243,218	$ 179,229	$ 715,320	$ 264,092
Revenues	$ 242,613	$ 52,965	$ 539,765	$ 107,050
Operating income (loss)	$ 90,407	$ 7,219	$ 173,430	$ (2,141)
Amortization	796	792	2,388	2,341
Equity-based compensation	582	245	1,720	619
Restructuring	-	200	-	1,129
EBITA **	$ 91,785	$ 8,456	$ 177,538	$ 1,948
Data Storage				
Bookings	$ 34,972	$ 17,242	$ 111,370	$ 44,379
Revenues	$ 34,481	$ 21,723	$ 93,468	$ 56,220
Operating income (loss)	$ 8,736	$ (75)	$ 20,108	$ (10,081)
Amortization	383	405	1,149	1,213
Equity-based compensation	258	303	781	892
Restructuring	-	224	(179)	3,054
Inventory write-off	-	-	-	1,526
Asset impairment	-	-	-	304
EBITA (loss)**	$ 9,377	$ 857	$ 21,859	$ (3,092)
Unallocated Corporate				
Operating loss	$ (7,494)	$ (4,634)	$ (16,835)	$ (10,544)
Amortization	58	73	174	221
Equity-based compensation	1,774	1,562	4,502	3,595
Restructuring	-	357	-	587
Loss **	$ (5,662)	$ (2,642)	$ (12,159)	$ (6,141)
Total				
Bookings	$ 278,190	$ 196,471	$ 826,690	$ 308,471
Revenues	$ 277,094	$ 74,688	$ 633,233	$ 163,270
Operating income (loss)	$ 91,649	$ 2,510	$ 176,703	$ (22,766)
Amortization	1,237	1,270	3,711	3,775
Equity-based compensation	2,614	2,110	7,003	5,106
Restructuring	-	781	(179)	4,770
Inventory write-off	-	-	-	1,526
Asset impairment	-	-	-	304
EBITA (loss)**	$ 95,500	$ 6,671	$ 187,238	$ (7,285)

** Refer to footnotes on 'Reconciliation of operating income (loss) to earnings (loss) from continuing operations excluding certain items' for further details.

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Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco

Historic Results Reclassified for Continuing Operations (Excluding Metrology Business)

Income Statement Annual Periods 31,059 31,020 31,347 32,628 Diluted 30,492 31,020 31,347 32,628 Basic Weighted average shares outstanding $ (0.11) $ (0.74) $ (1.62) $ (0.44) As adjusted (0.59) (0.12) 0.78 0.04 Adjustment for discontinued operations $ 0.48 $ (0.62) $ (2.40) $ (0.48) As originally reported Diluted (loss) income per share from continuing operations, attributable to Veeco $ (0.11) $ (0.74) $ (1.62) $ (0.44) As adjusted (0.60) (0.12) 0.78 0.04 Adjustment for discontinued operations $ 0.49 $ (0.62) $ (2.40) $ (0.48) As originally reported Basic (loss) income per share from continuing operations, attributable to Veeco $ (3,262) $ (23,027) $ (50,603) $ (14,164) As adjusted (18,179) (3,817) 24,588 1,403 Adjustment for discontinued operations $ 14,917 $ (19,210) $ (75,191) $ (15,567) As originally reported Net (loss) income from continuing operations, attributable to Veeco $ (5,767) $ (18,245) $ (46,140) $ (4,732) As adjusted (28,223) (6,184) 24,418 2,703 Adjustment for discontinued operations $ 22,456 $ (12,061) $ (70,558) $ (7,435) As originally reported Operating (loss) income $ 110,241 $ 108,425 $ 169,411 $ 115,967 As adjusted (61,427) (61,147) (77,741) (43,030) Adjustment for discontinued operations $ 171,668 $ 169,572 $ 247,152 $ 158,997 As originally reported Operating expenses $ 104,474 $ 90,180 $ 123,271 $ 111,235 As adjusted (89,650) (67,331) (53,323) (40,327) Adjustment for discontinued operations $ 194,124 $ 157,511 $ 176,594 $ 151,562 As originally reported Gross profit $ 268,880 $ 252,031 $ 314,935 $ 282,412 As adjusted (172,154) (150,444) (127,874) (97,737) Adjustment for discontinued operations $ 441,034 $ 402,475 $ 442,809 $ 380,149 As originally reported Net sales (unaudited) 2006 2007 2008 2009 (in thousands, except per share data) For the years ended December 31,

Income Statement Quarterly Periods

(in thousands, except per share data)	For the three months ended June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	(unaudited)					
Net sales						
As originally reported	$ 253,040	$ 163,231	$ 146,367	$ 98,913	$ 72,020	$ 62,849
Adjustment for discontinued operations	(31,652)	(28,481)	(27,225)	(24,226)	(22,545)	(23,742)
As adjusted	$ 221,388	$ 134,750	$ 119,142	$ 74,687	$ 49,475	$ 39,107
Gross profit						
As originally reported	$ 113,758	$ 70,349	$ 65,888	$ 40,908	$ 24,384	$ 20,382
Adjustment for discontinued operations	(14,957)	(13,609)	(12,357)	(10,361)	(8,136)	(9,473)
As adjusted	$ 98,801	$ 56,740	$ 53,531	$ 30,547	$ 16,248	$ 10,909
Operating expenses						
As originally reported	$ 49,983	$ 41,213	$ 45,351	$ 37,420	$ 36,987	$ 39,239
Adjustment for discontinued operations	(11,063)	(9,647)	(9,853)	(9,383)	(10,484)	(13,308)
As adjusted	$ 38,920	$ 31,566	$ 35,498	$ 28,037	$ 26,503	$ 25,931
Operating income (loss)						
As originally reported	$ 63,775	$ 29,136	$ 20,537	$ 3,488	$ (12,603)	$ (18,857)
Adjustment for discontinued operations	(3,894)	(3,962)	(2,504)	(978)	2,348	3,835
As adjusted	$ 59,881	$ 25,174	$ 18,033	$ 2,510	$ (10,255)	$ (15,022)
Net income (loss) from continuing operations, attributable to Veeco						
As originally reported	$ 52,393	$ 26,044	$ 18,745	$ 1,270	$ (14,680)	$ (20,902)
Adjustment for discontinued operations	(2,462)	(3,219)	(2,767)	(1,239)	2,126	3,281
As adjusted	$ 49,931	$ 22,825	$ 15,978	$ 31	$ (12,554)	$ (17,621)
Basic income (loss) per share from continuing operations, attributable to Veeco						
As originally reported	$ 1.32	$ 0.67	$ 0.53	$ 0.04	$ (0.47)	$ (0.66)
Adjustment for discontinued operations	(0.06)	(0.08)	(0.08)	(0.04)	0.07	0.10
As adjusted	$ 1.26	$ 0.59	$ 0.45	$ -	$ (0.40)	$ (0.56)
Diluted income (loss) per share from continuing operations, attributable to Veeco						
As originally reported	$ 1.20	$ 0.62	$ 0.50	$ 0.04	$ (0.47)	$ (0.66)
Adjustment for discontinued operations	(0.06)	(0.08)	(0.07)	(0.04)	0.07	0.10
As adjusted	$ 1.14	$ 0.54	$ 0.43	$ -	$ (0.40)	$ (0.56)
Weighted average shares outstanding						
Basic	39,761	38,784	35,623	31,608	31,497	31,515
Diluted	43,506	42,269	37,742	32,375	31,497	31,515

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Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco

EBITA

Earnings (loss) from continuing operations before interest, income taxes and amortization excluding certain items ("EBITA")

(in thousands)	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	For the three months ended (unaudited)					
LED & Solar						
EBITA (loss)						
As originally reported	$ 58,856	$ 29,817	$ 27,044	$ 9,594	$ (472)	$ (3,712)
Adjustment	(1,460)	(1,460)	(1,166)	(1,138)	(1,168)	(1,157)
As adjusted	$ 57,396	$ 28,357	$ 25,878	$ 8,456	$ (1,640)	$ (4,869)
Data Storage						
EBITA (loss)						
As originally reported	$ 9,925	$ 3,197	$ 1,168	$ 1,498	$ (1,009)	$ (1,632)
Adjustment	(319)	(320)	(655)	(640)	(657)	(650)
As adjusted	$ 9,606	$ 2,877	$ 513	$ 858	$ (1,666)	$ (2,282)
Unallocated Corporate						
EBITA (loss)						
As originally reported	$ (3,768)	$ (3,134)	$ (4,455)	$ (2,643)	$ (1,876)	$ (1,624)
Adjustment	407	-	-	-	-	-
As adjusted	$ (3,361)	$ (3,134)	$ (4,455)	$ (2,643)	$ (1,876)	$ (1,624)
Total Veeco						
EBITA (loss)						
As originally reported	$ 68,367	$ 32,812	$ 25,135	$ 8,857	$ (6,369)	$ (9,673)
Adjustment for discontinued operations	(4,726)	(4,712)	(3,199)	(2,186)	1,187	898
As adjusted	$ 63,641	$ 28,100	$ 21,936	$ 6,671	$ (5,182)	$ (8,775)

Note: Refer to the following press release dates for the reconciliation of operating income (loss) to EBITA (loss). All adjustments were applied to operating income (loss).
July 26, 2010
April 26, 2010
February 8, 2010
October 26, 2009

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Copyright ©2010 Veeco Instruments Inc. All rights Reserved. Q3'10 Earnings Call.

Veeco